[FIRST UNION LOGO]


                                 LOAN AGREEMENT



First Union National Bank
765 Broad Street
Newark, New Jersey 07102
(Hereinafter referred to as the "Bank")

lBS Interactive, Inc.
2 Ridgedale Avenue
Cedar Knolls, New Jersey 07927
(Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into October 30, 1998, by and between Bank and Borrower, a Corporation (For profit) organized under the laws of Delaware.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

Line of Credit - in the principal amount of $1,500,000.00 which is evidenced by the Promissory Note dated October 30, 1998 ("Line of Credit Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The Loan proceeds are to be used by Borrower solely to support operating capital needs. Bank's obligation to advance or readvance under the Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note.

This Agreement applies to the Loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, if necessary, by making appropriate filings with any governmental agency or Unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any

Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). Compliance with Laws. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, ET SEQ.) or narcotics (including 21 U.S.C. ss. 801, ET SEQ.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and any guarantor, if any, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing except as identified in the Borrower's 10-Q statement dated March 31, 1998. Regulation U. None of the proceeds of the Loan made pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1954, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Access to Books & Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Notice of Default and Other Notices.
(a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business;
(ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change

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First Union National Bank
IBS Interactive, Inc.
Page 3


in Borrower's name or address as shown above, and/or any change in Borrower's structure. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Non-Default Certificate From Borrower. Deliver to Bank, with the
Financial Statements required herein, a certificate signed by Borrower, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $100,000.00. Judgment
Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $100,000.00 and that is not discharged or execution is not stayed within Thirty (30) days of entry. GOVERNMENT INTERVENTION. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. PREPAYMENT OF OTHER DEBT. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so except for debt to be retired from the proceeds of the Initial Public Offering, as identified in the Borrower's 10-Q dated March 31, 1998. RETIRE OR REPURCHASE CAPITAL STOCK. Retire or otherwise acquire any of its capital stock. CHANGE OF MANAGEMENT. Make or suffer a change in senior management, except such changes as are reasonably acceptable to Bank. GUARANTEES. Guarantee or otherwise become responsible for obligations of any other person or persons in an aggregate amount in excess of $250,000.00 per fiscal year, other than the endorsement of checks and drafts for collection in the ordinary course of business. ENCUMBRANCES. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith: (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: CURRENT RATIO. Borrower shall, at all times, maintain a Current Ratio of not less than 1.50 to 1.00. "Current Ratio" shall mean the ratio of current assets divided by current liabilities. Tangible Net Worth. Borrower shall, at all times, maintain Tangible Net Worth of at least $5,500,000.00. "Tangible Net Worth" shall mean the total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall include fully subordinated debt. DEPOSIT RELATIONSHIP. Borrower shall maintain its primary depository account with Bank. Dividends. Borrower shall not, during any fiscal year, declare or pay dividends in an amount in excess of 40% of its net income. Said amount may be paid only after providing for the prior satisfaction of all accrued taxes and debt service. In no event shall Borrower declare or pay a dividend if there shall exist a Default or a condition which, upon the giving of notice or lapse of time or both, would become a Default under the Loan Documents. DEBT TO CASH FLOW RATIO. Borrower shall, at all times maintain, a ratio of Debt to Cash Flow of not more than 2.00 to 1.00. "Debt to Cash Flow" shall mean the sum of all Funded Debt divided by the sum of earnings before interest, taxes, depreciation and amortization. "Funded Debt" shall mean, as applied to any person, the sum of all indebtedness for borrowed money (including all indebtedness under the Loan and including, without limitation, capital lease obligations, subordinated debt, and unreimbursed drawings under letters of credit) or evidenced by a note, bond, debenture or similar instrument of that person. Limitation on Mergers and

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First Union National Bank
IBS Interactive, Inc.
Page 4


Acquisitions. Borrower shall not make any acquisitions except asset purchases not to exceed a purchase price of $2,500,000.00 in the aggregate without Bank's prior written consent, which will not be unreasonably withheld. Borrower shall not pay more than 30% of the purchase price for any such acquisition in cash unless the acquisition purchase price is less than $500,000.00. Without the prior written consent of Bank, Borrower shall not permit any of the following:
(i) a material alteration in the kind or type of Borrower's business or that of Borrower's Subsidiaries or Affiliates, if any; (ii) the sale of substantially all of the business or assets of Borrower, any of Borrower's Subsidiaries or Affiliates or any guarantor or a material portion (10%) of such business or assets, if such a sale is outside the ordinary course of business of Borrower, or any of Borrower's Subsidiaries of Affiliates or any guarantor or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; (iii) any merger or consolidation of any Borrower, or any of Borrower's Subsidiaries or Affiliates or guarantor. NO TWO QUARTERLY LOSSES. Borrower shall not incur losses for two
(2) consecutive quarters within a rolling four quarter period. LOANS AND Advances. Borrower shall not, during any fiscal year, make loans or advances, excepting ordinary course of business travel and expense advances, to any person or entity, which total more than $500,000.00 in the aggregate.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 90 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or its Subsidiaries, if any. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval. Borrower's accountant shall provide Bank with a written acknowledgment of Bank's reliance upon the statements in accordance with N.J.S. ss. 2A:53A-25.

PERIODIC FINANCIAL STATEMENTS. Borrower shall deliver to Bank unaudited management-prepared quarterly financial statements, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event within 30 days after the close of each such period; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of Borrower. Borrower shall deliver to Bank quarterly an accounts receivable aging and borrowing base certificate within 30 days of quarter end. Borrower shall deliver to Bank semi-annually, a covenant compliance certificate with delivery of financial statements.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

BORROWING BASE. As to the Line of Credit Note in the principal amount of $1,500,000.00, the following provisions shall apply:

Borrowing Limitation. The maximum principal amount that Borrower may borrow shall be the lesser of the principal amount stated in the Line of Credit Note or the maximum principal amount allowed under this addendum (the "Maximum Principal Amount").

The Maximum Principal Amount shall be an amount equal to 70% of the net amount of Eligible Accounts, less the amount of any Reserve required by Bank.

"Eligible Account" refers to an account receivable not more than 90 days from the date of the original invoice that arises in the ordinary course of Borrower's business and meets the following eligibility requirements: (a) the sale of goods or services reflected in such account is final and such goods and services have been delivered or provided and accepted by the account debtor and payment for such is owing; (b) the invoices comprising an account are not subject to any claims, returns or disputes of any kind; (c) the account debtor is not insolvent; (d) the account debtor has its principal place of business in

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First Union National Bank
IBS Interactive, Inc.
Page 5


the United States; (e) the account debtor is not an affiliate of Borrower and is not a supplier to Borrower and the account is not otherwise exposed to risk of set-off; (f) not more than thirty percent of the original invoices owing Borrower by the account debtor are more than ninety days from the date of the original invoice; (g) any account receivable less than $100.00.

"Reserves" may be required at any time and from time to time by Bank without prior notice to Borrower in amounts deemed by Bank to be adequate to reserve against outstanding letter of credit, outstanding bankers acceptances, Borrower's obligations to Bank or its affiliates or any guaranties or other contingent debt of Borrower.

Required Reports. Borrower shall certify to Bank 30 days after quarter end, the amount of Eligible Accounts as of the first day of each month, on forms required by Bank together with all detail and supporting documents requested by Bank. Bank may at any time and from time to time, during Bank's normal business hours, enter upon any business premises of Borrower and audit Borrower's accounts. Bank's determination of the amount of Eligible Accounts shall at all times be indisputable and deemed correct. The Borrower, at all times, shall cooperate with Bank without limitation by providing Bank information and access to Borrower's premises and business records and shall be courteous to Bank's agents.

Continuing Representations. Borrower warrants and represents as a continuing warranty, that so long as principal is outstanding under the Line of Credit Note, the outstanding principal balance shall not exceed the lesser of the Maximum Principal Amount or the principal amount stated in the Line of Credit Note (the "Borrowing Limit"). Borrower agrees to pay any advances in excess of the Borrowing Limit immediately upon receipt by Borrower of written notice that the Borrowing Limit has been exceeded.

CONDITIONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent: Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

                                 IBS Interactive, Inc.


CORPORATE                        By: /s/ Nicholas R. Loglisci, Jr.
SEAL                                --------------------------------------------
                                    Nicholas R. Loglisci, Jr., President


                                 By: /s/ Jeff Brenner
                                    --------------------------------------------
                                    Jeff Brenner, Chief Financial Officer



                                 First Union National Bank


CORPORATE                        By:/s/ Eugene Smith
SEAL                                --------------------------------------------
                                    Eugene Smith, Vice President

                                 PROMISSORY NOTE



$1,500,000.00                                                 October 30, 1998

IBS Interactive, Inc.
2 Ridgedale Avenue
Cedar Knolls, New Jersey 07927
(Individually and collectively "Borrower")

First Union National Bank
765 Broad Street
Newark, New Jersey 07102
(Hereinafter referred to as the "Bank")

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) or such sum as may be advanced and outstanding from time to time with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this Note").

SECURITY. Borrower has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to, personal property collateral described in that certain Security Agreement of even date herewith.

INTEREST RATE DEFINITIONS.

LIBOR. 3-months LIBOR plus 2.0% and 6-months LIBOR plus 2.0% (each, a "LIBOR-Based Rate"). "LIBOR" is the rate for U.S. dollar deposits of that many months maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by Bank from another recognized source of interbank quotation).

PRIME RATE. The rate of Bank's Prime Rate plus .25% as that rate may change from time to time with changes to occur on the date Bank's Prime Rate changes ("Prime-Based Rate"). "Bank's Prime Rate" shall be that rate announced by Bank from time to time as its prime rate and is one of several interest rate bases used by Bank. Bank lends at rates bath above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank.

INTEREST RATE SELECTION AND ADJUSTMENT.

INTEREST RATE OPTIONS. At the election of Borrower, the unpaid principal balance of each Advance (defined herein) shall bear interest from the date such Advance is made available to the Borrower at a LIBOR-Based Rate or Prime-Based Rate selected by Borrower in accordance herewith (each, an "Interest Rate"). Borrower shall select the Interest Rate and for each Interest Rate, except the Prime-Based Rate, the period of time such Interest Rate will continuously apply (each, an "Interest Period") pursuant to the subparagraph entitled "Notice and Manner of Borrowing and Rate Conversion" below; provided, the first Interest Period shall commence on the date of such Advance and end on the first date thereafter that interest in respect of such Advance is due. There shall be no more than one Interest Rate for an Advance in effect at any time.

When the Prime-Based Rate is selected for an Advance, it shall be adjusted daily as applicable to reflect Bank's Prime Rate and the Prime-Based Rate shall continue to apply until another Interest Rate option for that Advance is selected pursuant to the subparagraph entitled "Notice and Manner of Borrowing and Rate Conversion." When a LIBOR-Based Rate Rate is selected for an Advance, such rate shall be fixed for the Interest Period and shall apply for that Advance for successive Interest Periods at the then prevailing successive rate until another Interest Rate option for that Advance is selected pursuant to the subparagraph entitled "Notice and Manner of Borrowing and Rate Conversion." Until the Borrower selects an initial Interest Rate as provided herein, the Advance shall bear Interest at the Prime-Based Rate.

INTEREST PERIODS. In connection with each LIBOR-Based Rate Advance, Borrower, by giving notice at the times described in the subparagraph entitled "Notice end Manner of Borrowing and Rate Conversion" below, shall select an Interest Period to be applicable thereto, which Interest Period shall be a period corresponding to one of the Interest Rate options. No Interest Period selection is required for a Prime-Based Rate Advance.

INDEMNIFICATION. Borrower indemnifies Bank against Bank's loss or expense in employing deposits as a consequence of (a) Borrower's failure to make any payment when due on a loan or Advance bearing interest at a LIBOR-Based Rate,
(b) any payment, prepayment or conversion of any loan on a date other than the last day of the Interest Period, if applicable ("Indemnified Loss or Expense"). The amount of such Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded 100% of that portion of the loan in the London interbank market.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (defined herein) occurs and as long as a Default continues, (a) Borrower shall no longer have the option to request a LIBOR-Based Rate and (b) all outstanding Obligations shall bear interest at the Prime-Based Rate plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

NOTICE AND MANNER OF BORROWING AND RATE CONVERSION. Borrower shall give Bank irrevocable telephonic notice (confirmed in writing) of each proposed Advance or rate conversion not later than 11:00 a.m. local time at the office of Bank first shown above (a) on the same business day as each proposed Advance or rate conversion to a Prime-Based Rate and (b) at least 2 business days before each proposed Advance or rate conversion to a LIBOR-Based Rate. Each such notice shall specify (i) the date of such Advance or rate conversion, which shall be a business day and, in the case of a conversion from a LIBOR-Based Rate Advance, the last day of an Interest Period, (ii) the amount of each Advance or the amount to be converted, (iii) the Interest Rate selected by Borrower, and (iv) except for the Prime-Based Rate, the duration of any Interest Period applicable thereto, which period must correspond to one of the Interest Rate options. Notices received after 11 :00 a.m. local time at the office of Bank first shown above shall be deemed received on the next business day.

INTEREST AND FEE(S) COMPUTATION. (Actual/360). Interest and fees, if any, shall be computed on the basis of a 350-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding that of the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only commencing on September 1, 1998, and on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on June 30, 1999.

AUTOMATIC DEBIT OF CHECKING ACCOUNT FOR LOAN PAYMENT. Borrower authorizes Bank to debit its demand deposit account number 2020000309598 or any other account with Bank (routing number 021200025) designated in writing by Borrower, beginning August 1, 1998 for any payments due under this Note. Borrower further certifies that Borrower holds legitimate ownership of this account and preauthorizes this periodic debit as part of its right under said Ownership.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

LOAN DOCUMENTS AND OBLIGATIONS. The term "Loan Documents" used in this Note and other Loan Documents refers to all documents executed in connection with the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. ss. 101). OBLIGATIONs. The term "Obligations" used in this Note refers to any and all Indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements as defined in 11 U.S.C. ss. 101 between Borrower and Bank whenever executed. CERTAIN OTHer TERMS. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 10 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

If this Note is secured by owner-occupied residential real property located outside the state in which the office of Bank first shown above is located, the late charge laws of the state where the real property is located shall apply to this Note and the late charge shall be the highest amount allowable under such laws. If no amount is stated thereunder, the late charge shall be 5% of each payment past due for 10 or more days.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts fees and expenses, whether incurred without the commencement of a Suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT. If any of the following occurs, a default ("Default") under this Note shall exist: NONPAYMENT; NONPERFORMANCE. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents. FALSE WARRANTY. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. CROSS DEFAULT. At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "debtor"' therein shall be substituted by the term "Borrower" herein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest). CESSATION; BANKRUPTCY. The death of, appointment of guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against the Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership Interests of Borrower, or any party to the Loan Documents.

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions: BANK LIEN. Foreclose its security interest or lien against Borrower's accounts without notice. ACCELERATION UPON DEFAULT. Accelerate the maturity of this Note and all other Obligations, and all of the Obligations shall be immediately due and payable. CUMULATIVE. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

YEAR 2000 COMPATIBILITY. Borrower shall take all action necessary to ensure that Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Bank, Borrower shall provide Bank assurance acceptable to Bank of Borrower's Year 2000 compatibility.

LINE OF CREDIT ADVANCES. Borrower may borrow, repay and reborrow, and Bank may advance and readvance under this Note respectively from time to time until the maturity hereof (each an "Advance" and together the "`Advances"), so long as the total indebtedness outstanding at any one time does not exceed the principal amount stated on the face of this Note. Bank's obligation to make Advances under this Note shall terminate if Borrower is in Default or a representation in any of the Loan Documents is false or has become false. As of the date of each proposed Advance, Borrower shall be deemed to represent that each representation made in the Loan Documents is true as of such date. 30-DAY PAYOUT. During the term of the Note, Borrower agrees to pay down the outstanding balance to a maximum of $100.00 for 30 consecutive days annually.

If Borrower subscribes to Bank's cash management services and such services are applicable to this line of credit. the terms of such service shall control the manner in which funds are transferred between the applicable demand deposit account and the line of credit for credit or debit to the line of credit.

LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement between Bank and Borrower dated October 30, 1998, as modified from time to time.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any person liable under this Note waives presentment. protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note. or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS. ASSIGNMENT. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note or any of the Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. APPLICABLE LAW; CONFLICT BETWEEN DOCUMENTS. This Note and other Loan Documents shall be governed by and construed under the laws of the state named in Bank's address shown above without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of the loan agreement or any commitment letter that survives closing, the terms of this Note shall control. BORROWER'S ACCOUNTS. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of its affiliates. JURISDICTION. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank's address shown above. SEVERABILITY. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. NOTICES. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. PLURAL; CAPTIONS. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. BINDING CONTRACT. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. Advances. Bank in its sole discretion may make other Advances under this Note pursuant hereto. POSTING OF PAYMENTS. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. Each Borrower is jointly and severally obligated under this Note. FEES AND TAXES. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. SPECIAL RULES. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. WAIVER OF EXEMPLARY DAMAGES. The parties agree that they shall not have a remedy of punitive or exemplary damages against other parties in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially. WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

                                    IBS Interactive, Inc.
                                    Taxpayer Identification Number: 13-3817344

CORPORATE                              By:/S/ NICHOLAS R. LOGLISCI, JR.
SEAL                                      Nicholas R. Loglisci, Jr., President


                                       By:/S/ JEFF BRENNER
                                          Jeff Brenner, Chief Financial Officer

                               SECURITY AGREEMENT


                                                                October 30, 1998


IBS Interactive, Inc.
2 Ridgedale Avenue
Cedar Knolls, New Jersey 07927
(Individually and collectively "Debtor")

First Union National Bank
765 Broad Street
Newark, New Jersey 07102
(Hereinafter referred to as the "Bank")

For value received and to secure the payment and performance of the Promissory Note executed by the Debtor dated October 30, 1998, in the original principal amount of $1,500,000.00, payable to Bank, and any extensions, renewals, modifications or novations thereof (the "Note"), this Security Agreement and the other Loan Documents, and any other obligations of Debtor to Bank however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, including swap agreements (as defined in 11 U.S.C. ss. 101), future advances, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, "Obligations"), Debtor hereby grants to Bank a continuing security interest in and lien upon the following described property, now owned or hereafter acquired, any additions, accessions, or substitutions thereof and thereto (including but not limited to investment property and security entitlements), and all cash and non-cash proceeds and products thereof (collectively, "Collateral"):

All accounts, together with all chattel paper and instruments, and all credit insurance, guaranties, letters of credit, and other security for any of the foregoing.

All instruments, documents, chattel paper, goods, moneys, securities, drafts, and other property of Debtor now in possession of and at any time and from time to time hereafter delivered to Bank, its agents or affiliates, whether for safekeeping, pledge, custody, transmission, collection, or otherwise, and all of Debtor's deposits, balances, sums, proceeds, and credits with, and any of its claims against Bank and affiliates of Bank, at any time existing, together with the increases and profits received therefrom and the proceeds thereof, including insurance payable because of loss or damage thereto.

All general intangibles (including, without limitation, all contract rights, tax refunds and tax refund claims, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, claims under guaranties, security interests or other security held or granted to secure payment of contracts by account debtors, all rights to indemnification and all other intangible property of every kind and nature).

Debtor hereby represents and agrees that:

OWNERSHIP. Debtor owns the Collateral or Debtor will purchase and acquire rights in the Collateral within ten days of the date advances are made under the Loan Documents. If Collateral is being acquired with the proceeds of an advance under the Loan Documents, Debtor authorizes Bank to disburse proceeds directly to the seller of the Collateral. The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to Bank, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to Bank.

NAME AND OFFICES. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the 5 years preceding the date of execution of this Security Agreement and Debtor has not moved its executive offices or residence within the 5 years preceding the date of execution of this Security Agreement except as previously reported in writing to Bank. The taxpayer identification number of Debtor as provided herein is correct.

TITLE/TAXES. Debtor has good and marketable title to Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or lease Collateral (except in the ordinary course of business). Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank. Any amounts so paid shall be added to the Obligations.

WAIVERS. Debtor waives presentment, demand, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate, and notice of acceleration of maturity. Debtor further agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral. Debtor waives all exemptions and homestead rights with regard to the Collateral. Debtor waives any and all rights to notice or to hearing prior to Bank's taking immediate possession or control of any Collateral, and to any bond or security which might be required by applicable law prior to the exercise of any of Bank's remedies against any Collateral.

EXTENSIONS, RELEASES. Debtor agrees that Bank may extend, renew or modify any of the Obligations and grant any releases, compromises or indulgences with respect to any security for the Obligations, or with respect to any party liable for the Obligations, all without notice to or consent of Debtor and without affecting the liability of Debtor or the enforceability of this Security Agreement.

NOTIFICATIONS OF CHANGE. Debtor will notify Bank in writing at least 30 days prior to any change in: (i) Debtor's chief place of business and/or residence;
(ii) Debtor's name or identity; or (iii) Debtor's corporate/organizational structure. Debtor will keep Collateral at the location(s) previously provided to Bank until such time as Bank provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Bank's liens.

COLLATERAL CONDITION AND LAWFUL USE. Debtor represents that Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating. Debtor shall immediately notify Bank of any material loss or damage to Collateral. Debtor shall not permit any item of equipment to become a fixture to real estate or an accession to other personal property. Debtor represents it is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, Collateral, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, ET SEq.) or narcotics (including 21 U.S.C. ss. 801, et SEQ.) and all applicable federal, state and local laws, and regulations intended to protect the environment.

RISK OF LOSS AND INSURANCE. Debtor shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof. Debtor agrees to obtain and keep in force casualty and hazard insurance on Collateral naming Bank as loss payee. Such insurance is to be in form and amounts satisfactory to Bank. All such policies shall provide to Bank a minimum of 30 days written notice of cancellation. Debtor shall furnish to Bank such policies, or other evidence of such policies satisfactory to Bank. Bank is authorized, but not obligated, to purchase any or all insurance or "Single Interest Insurance" protecting such interest as Bank deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Debtor's expense. In such event, Debtor agrees to reimburse Bank for the cost of such insurance and Bank may add such cost to the Obligations. Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Debtor hereby assigns to Bank the proceeds of all such insurance and directs any insurer to make payments directly to Bank. Debtor hereby appoints Bank its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as the Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Debtor agrees not to exercise any of the foregoing powers granted to Bank without the Bank's prior written consent.

ADDITIONAL COLLATERAL. If at any time Collateral is unsatisfactory to Bank, then on demand of Bank, Debtor shall immediately furnish such additional Collateral satisfactory to Bank to be held by Bank as if originally pledged hereunder and shall execute such additional security agreements and financing statements as requested by Bank.

FINANCING STATEMENTS. No financing statement (other than any filed by Bank or disclosed above) covering any of Collateral or proceeds thereof is on file in any public filing office. This Security Agreement, or a copy thereof, or any financing statement executed hereunder may be recorded. On request of Bank,

Debtor will execute one or more financing statements in form satisfactory to Bank and will pay all costs and expenses of filing the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Bank to be desirable. Bank is authorized to file financing statements relating to Collateral without Debtor's signature where authorized by law. Debtor appoints Bank as its attorney-in-fact to execute such documents necessary to accomplish perfection of Bank's security interest. The appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain outstanding. Debtor further agrees to take such other actions as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein. If certificates are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection of notation thereon.

LANDLORD/MORTGAGEE WAIVERS. Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Bank by which such mortgagee or landlord waives its rights, if any, in the Collateral.

STOCK, DIVIDENDS. If, with respect to any security pledged hereunder, a stock dividend is declared, any stock split made or right to subscribe is issued, all the certificates for the shares representing such stock dividend, stock split or right to subscribe will be immediately delivered, duly endorsed, to the Bank as additional collateral, and any cash or non-cash proceeds and products thereof, including investment property and security entitlements will be immediately delivered to Bank. If Debtor has granted to Bank a security interest in securities, Debtor acknowledges that such grant includes all investment property and security entitlements, now existing or hereafter arising, relating to such securities. In addition, Debtor agrees to execute such notices and instructions to securities intermediaries as Bank may reasonably request.

CONTRACTS,  CHATTEL PAPER, ACCOUNTS,  GENERAL INTANGIBLES.  Debtor warrants that
Collateral consisting of contract rights, chattel paper, accounts, or general intangibles is (i) genuine and enforceable in accordance with its terms except as limited by law; (ii) not subject to any defense, set-off, claim or counterclaim of a material nature against Debtor except as to which Debtor has notified Bank in writing; and (iii) not subject to any other circumstances that would impair the validity, enforceability, value, or amount of such Collateral except as to which Debtor has notified Bank in writing. Debtor shall not amend, modify or supplement any lease, contract or agreement contained in Collateral or waive any provision therein, without prior written consent of Bank.

ACCOUNT INFORMATION. From time to time, at the Bank's request, Debtor shall provide Bank with schedules describing all accounts and contracts, including customers' addresses, credited or acquired by Debtor and at the Bank's request shall execute and deliver written assignments of contracts and other documents evidencing such accounts and contracts to Bank. Together with each schedule, Debtor shall, if requested by Bank, furnish Bank with copies of Debtor's sales journals, invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all goods sold, and Debtor warrants the genuineness thereof.

ACCOUNT AND CONTRACT DEBTORS. After a Default occurs, Bank shall have the right to notify the account and contract debtors obligated on any or all of the Collateral to make payment hereof directly to Bank and Bank may take control of all proceeds of any such Collateral, which rights Bank may exercise at any time. The cost of such collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor whether the same is incurred by Bank or Debtor. After a Default occurs, upon demand of Bank, Debtor will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal.

If a Default occurs, no discount, credit, or allowance shall be granted by Debtor to any account or contract debtor and no return of merchandise shall be accepted by Debtor without Bank's consent. Bank may, after Default, settle or adjust disputes and claims directly with account contract debtors for amounts and upon terms that Bank considers advisable, and in such cases, Bank will credit the Obligations with the net amounts received by Bank, after deducting all of the expenses incurred by Bank. Debtor agrees to indemnify and defend Bank and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral.

GOVERNMENT CONTRACTS. If any Collateral covered hereby arises from obligations due to Debtor from any governmental unit or organization, Debtor shall immediately notify Bank in writing and execute all documents and take all actions demanded by Bank to ensure recognition by such governmental unit or organization of the rights of Bank in the Collateral.

INVENTORY. So long as no Default has occurred, Debtor shall have the right in the regular course of business, to process and sell Debtor's inventory, unless Bank shall hereafter otherwise direct in writing. Upon demand of Bank, Debtor will, upon receipt of all checks, drafts, cash and other remittances, in payment of Collateral sold, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal. Debtor shall comply with all federal, state, and local laws, regulations, rulings, and orders applicable to Debtor or its assets or business, in all respects. Without limiting the generality of the previous sentence, Debtor shall comply with all requirements of the federal Fair Labor Standards Act in the conduct of its business and the production of inventory. Debtor shall notify Bank immediately of any violation by Debtor of the Fair Labor Standards Act, and a failure of Debtor to so notify Bank shall constitute a continuing representation that all inventory then existing has been produced in compliance with the Fair Labor Standards Act.

INSTRUMENTS, CHATTEL PAPER. Any Collateral that is instruments, chattel paper and negotiable documents will be properly assigned to, deposited with and held by Bank, unless Bank shall hereafter otherwise direct or consent in writing. Bank may, without notice, before or after maturity of the Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to Collateral, but shall have no duty to do so.

COLLATERAL DUTIES. Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Bank shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct), (ii) its failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral, or (iii) its failure to present or surrender for redemption, conversion or exchange any bond, stock, paper or other security whether in connection with any merger, consolidation, recapitalization, or reorganization, arising out of the refunding of the original security, or for any other reason, or its failure to notify any party hereto that Collateral should be so presented or surrendered.

TRANSFER OF COLLATERAL. The Bank may assign its rights in the Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to the Bank with respect to the property so transferred and delivered, and the Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred the Bank shall retain all rights and powers hereby given.

SUBSTITUTE COLLATERAL. With prior written consent of Bank, other Collateral may be substituted for the original Collateral herein in which event all rights, duties, obligations, remedies and security interests provided for, created or granted shall apply fully to such substitute Collateral.

INSPECTION, BOOKS AND RECORDS. Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Bank, or any of its agents, shall have the right, at intervals to be determined by Bank and without hindrance or delay, to inspect, audit, and examine the Collateral and to make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtor's business or any other transaction between the parties hereto. Debtor will at its expense furnish Bank copies thereof upon request.

CROSS COLLATERALLZATION LIMITATION. As to any other existing or future consumer purpose loan made by Bank to Debtor, within the meaning of the Federal Consumer Credit Protection Act, Bank expressly waives any security interest granted herein in Collateral that Debtor uses as a principal dwelling and household goods.

ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of Bank's reasonable expenses incurred in enforcing this Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT. If any of the following occurs, a default ("Default") under this Security Agreement shall exist: (i) The failure of timely payment or performance of any of the Obligations or a default under any Loan Document; (ii) Any breach of any representation or agreement contained or referred to in this Security Agreement or other Loan Document; (iii) Any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within 30 days of the loss; any sale

(except the sale of inventory in the ordinary course of business), lease, or encumbrance of any of Collateral without prior written consent of Bank; or the making of any levy, seizure, or attachment on or of Collateral which is not removed within 10 days; or (iv) the death of, appointment of guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Debtor, its Subsidiaries or Affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101; and "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Debtor), if any, or any general partner of or the holder(s) of the majority ownership interests in Debtor or any party to the Loan Documents.

REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). If a Default occurs, all of the Obligations shall be immediately due and payable, without notice and Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Bank shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render the Collateral unusable or dispose of said Collateral on Debtor's premises; (ii) to require Debtor to assemble the Collateral and make it available to Bank at a place to be designated by Bank;
(iii) to exercise its right of set-off or bank lien as to any monies of Debtor deposited in demand, checking, time, savings, certificate of deposit or other accounts of any nature maintained by Debtor with Bank or Affiliates of Bank, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Bank, at either private or public sale (at which public sale bank may be the purchaser) with or without having the Collateral physically present at said sale. Any notice of sale, disposition or other action by Bank required by law and sent to Debtor at Debtor's address shown above, or at such other address of Debtor as may from time to time be shown on the records of Bank, at least 5 days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor's address as provided herein. Bank shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to the Obligations in such order and manner as Bank may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale.

REMEDIES ARE CUMULATIVE. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

MISCELLANEOUS. (i) AMENDMENTS AND WAIVERS. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. Neither the failure of, nor any delay by, Bank in exercising any right, power or privilege granted pursuant to this Security Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. (ii) ASSIGNMENT. All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank's prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of
Debtor. (iii) APPLICABLE LAW; CONFLICT BETWEEN DOCUMENTS. This Security Agreement shall be governed by and construed under the law of the state named in Bank's address shown above without regard to that state's conflict of laws principles. If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control. (iv) JURISDICTION. Debtor irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank's address shown above. (v) SEVERABILITY. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) NOTICES. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that the Debtor changes Debtor's mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (vii) CAPTIONS. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) LOAN DOCUMENTS. The term "Loan Documents" refers to all documents, whether now or hereafter existing, executed in connection with the Obligations and may include, without limitation and whether executed by Borrower, Debtor or others, commitment letters, loan agreements, guaranty agreements, other security agreements, letters of credit, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, and any amendments or supplements (excluding swap agreements as defined in 11 U.S.C. ss. 101). (ix) JOINT AND SEVERAL LIABILITY. If more than one person has signed this Security Agreement, such parties are jointly and severally obligated hereunder. (x) BINDING CONTRACT. Debtor by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be executed under seal.

                                      IBS Interactive, Inc.


CORPORATE                             By:/S/ NICHOLAS R. LOGLISCI, JR.,
SEAL                                     Nicholas R.Loglisci, Jr., President


                                      By: /S/ JEFF BRENNER
                                         Jeff Brenner, Chief Financial Officer